Exhibit 23.2

   Consent of Arthur Andersen LLP as independent public accountants for North Bay Bancorp and The Vintage Bank.


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1999 related to the financial statements of The Vintage Bank included in the Pre-Effective Amendment No. 1 to the Form SB-2 registration statement of North Bay Bancorp and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Andersen LLP

San Francisco, California
April 17, 2000